                                                                   Exhibit 12.1

                            STATIA TERMINALS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)

                                                                              Historical Financial Information
                                                        ---------------------------------------------------------------------------
                                                                              Pre-Praxair Acquisition
                                                        ---------------------------------------------------------------------------
                                                                       Year Ended December 31,                        Nine Months
                                                        ------------------------------------------------------------     Ended
                                                           1991         1992          1993        1994        1995   Sept. 30, 1995
                                                           ----         ----          ----        ----        ----   --------------
EARNINGS BEFORE INCOME TAXES AND FIXED CHARGES:
    Income (loss) before income taxes                   $    9,579   $  13,712    $   12,029   $   14,127   $    6,383   $    5,591
    Add: Fixed charges, see below                            1,019       1,000         2,789        6,928       13,624       10,476
    Less: Capitalized interest                               --           --            (843)        (716)        (352)        (207)
                                                        ----------------------------------------------------------------------------
Earnings before income taxes and fixed charges  $   10,598   $   14,712   $   13,975   $   20,339   $   19,655   $   15,860
                                                        ----------------------------------------------------------------------------
                                                        ----------------------------------------------------------------------------

FIXED CHARGES:
    Interest expense                                    $       19   $    --      $      726   $    3,114   $    4,478   $    3,767
    Capitalized interest                                      --          --             843          716          352          207
    Preferred stock dividends                                 --          --             110        1,964        1,424        1,097
    Rent expense                                             1,000         1,000       1,110        1,134        7,370        5,405
                                                        ----------------------------------------------------------------------------
                                                        $    1,019    $    1,000  $    2,789   $    6,928   $   13,624   $   10,476

Ratio of earnings to fixed charges                           10.40         14.71        5.01         2.94         1.44         1.51
                                                        ----------------------------------------------------------------------------
                                                        ----------------------------------------------------------------------------


                                                                             Pro Forma
                                                    --------------           ---------
                                                     Post-Praxair
                                                      Acquisition
                                                    --------------
                                                      Nine Months       Year       Nine Months
                                                         Ended         Ended           Ended
                                                     Sept. 30, 1996  Dec. 31. 1995 Sept. 30, 1996
                                                     -------------   ------------- --------------
EARNINGS BEFORE INCOME TAXES AND FIXED CHARGES:
    Income (loss) before income taxes                   $    2,132    $  6,505    $     (649)

    Add: Fixed charges, see below                           10,407      18,406        13,805
    Less: Capitalized interest                                (328)       (540)         (629)
                                                        -----------  -------------------------
Earnings before income taxes and fixed charges  $   12,211   $   24,371   $   12,527
                                                        -----------  -------------------------
                                                        -----------  -------------------------

FIXED CHARGES:
    Interest expense                                    $    3,447   $   16,237    $   11,954
    Capitalized interest                                       328          540           629
    Preferred stock dividends                                  789         --            --
    Rent expense                                             5,843        1,629         1,222
                                                        -----------  -------------------------
                                                        $   10,407   $   18,406     $  13,805

Ratio of earnings to fixed charges                            1.17         1.32            (a)
                                                        -----------  -------------------------
                                                        -----------  -------------------------


(a) Earnings were insufficient to cover fixed charges for the pro forma nine months ended September 30, 1996 by $1,278.